Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement is entered into as of August 30, 2019 (“Effective Date”) by and between Quotient Technology Inc., with its principal place of business at 400 Logue Avenue, Mountain View, CA 94043 (“Company”) and Mir Aamir (“Consultant”).

1.Engagement of Services.  Company may from time to time issue Statement(s) of Work in the form attached to as Exhibit A (“SOW”).  Subject to the terms of this Agreement, Consultant will, to the best of its ability, render the Services (the “Services”) set forth in the SOW(s) executed by the parties (the “Project(s)”) by the completion dates set forth therein.  The manner and means by which Consultant chooses to complete the Projects are in Consultant's sole discretion and control.  Consultant agrees to exercise the highest degree of professionalism, and to utilize its expertise and creative talents in completing such Projects.  Consultant will perform the Services necessary to complete the Projects in a timely and professional manner consistent with industry standards, and at a location, place and time which the Consultant deems appropriate.  Consultant will keep the Company advised as to Consultant’s progress in performing the Services under this Agreement, and will, as requested by the Company, prepare written reports with respect to such progress. Consultant may not subcontract or otherwise delegate its obligations under this Agreement without Company's prior written consent.  The terms of this Agreement will also apply to any work relating to Company’s business performed by Consultant prior to the Effective Date.  Consultant will provide, at Consultant’s own expense, a place of work and all equipment, tools and other materials necessary to complete the Services; however, to the extent necessary to facilitate performance of the Services, Company may, in its discretion, make its equipment or facilities available to Consultant at Consultant’s request.  While on the Company’s premises, Consultant agrees to comply with Company’s then-current access rules and procedures, including those related to safety, security and confidentiality.  Consultant agrees and acknowledges that Consultant has no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including stored computer files, email messages and voice messages) and that Consultant’s activities, including the sending or receiving of any files or messages, on or using those systems may be monitored, and the contents of such files and messages may be reviewed and disclosed, at any time, without notice.   Consultant will ensure that each of its employees, consultants and agents who will have access to any Confidential Information or perform any Services has entered into a binding written agreement that is expressly for the benefit of Company and protects Company’s rights and interests to at least the same degree as Section 4.  Company reserves the right to refuse or limit Consultant’s use of any employee, consultant or agent or to require Consultant to remove any employee, consultant or agent already engaged in the performance of the Services.  Company’s exercise of such right will in no way limit Consultant’s obligations under this Agreement.

2.Compensation. Company shall compensate Consultant as set forth in the applicable SOW.  Consultant will be responsible for all expenses incurred in performing Services under this Agreement; provided, however Consultant will be reimbursed for expenses that are expressly provided for in a SOW or that have been approved in advance in writing by Company, provided Consultant has furnished such documentation for authorized expenses as Company may reasonably request.  Payment of Consultant’s fees and expenses will be in accordance with terms and conditions set forth in the applicable SOW.

3.Independent Contractor Relationship. Consultant’s relationship with Company will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, agency, joint venture, or employer-employee relationship between Company and any of Consultant’s personnel.  Consultant is not the agent of Company and is not authorized to make any representation, contract, or commitment on behalf of Company. Consultant (if Consultant is an individual) and Consultant’s personnel will not be entitled to any of the benefits which Company may make available to its employees, such as group insurance, profit-sharing or retirement benefits.  Consultant will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Consultant’s performance of Services and receipt of fees under this Agreement.  Company will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.  Because Consultant is an independent contractor, Company will not withhold or make payments for social security; make unemployment insurance or disability insurance contributions; or obtain worker’s compensation insurance on Consultant’s behalf.  If Consultant is an individual or a sole proprietor, Consultant agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to Consultant, its agents or employees under this Agreement.  Consultant hereby agrees to indemnify and defend Company against any and all such taxes or contributions, including penalties and interest.  If Consultant is reclassified by a state or federal agency or court as the Company's employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company's benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

4.Trade Secrets - Intellectual Property Rights.

4.1 Confidential Information.  Consultant agrees during the Term of this Agreement (as defined herein) and thereafter that it will take all steps reasonably necessary to hold Company’s Confidential Information in trust and confidence, will not use Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, and will not disclose any such Confidential Information to any third party without first obtaining Company’s express written consent on a case-by-case basis.  By way of illustration but not limitation “Confidential Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques; and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of Company.  Notwithstanding the other provisions of this Agreement, nothing received by Consultant will be considered to be Company Confidential Information if (1) it has been published or is otherwise readily available to the public other than by a breach of this Agreement; (2) it has been rightfully received by Consultant from a third party without confidential limitations; (3) it has been independently developed for Consultant by personnel or agents having no access to the Company Confidential Information; or (4) it was known to Consultant prior to its first receipt from Company.

4.2 Third Party Information.  Consultant understands that Company has received and will in the future receive from third parties confidential or Confidential Information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and use it only for certain limited purposes.  Consultant agrees to hold Third Party Information in confidence and not to disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or to use, except in connection with Consultant’s work for Company, Third Party Information unless expressly authorized in writing by an officer of Company.

4.3 No Conflict of Interest.  Company acknowledges that Consultant may provide similar services to third parties, provided however that Consultant may not, during the Term of this Agreement, perform any work (whether as an employee, consultant, advisor or owner) for any entity that is engaged in competition with the Company.  Consultant further agrees that Consultant shall terminate this Agreement immediately upon accepting any employment, consulting or advisory relationship with any competitor of the Company.  Consultant further agrees during the Term to notify the Company in advance before accepting any employment or consulting relationship with any third party so that the Company may assess, in its sole discretion, whether such entity is competitive with the Company, and Company agrees to notify Consultant of the result of its assessment.  Consultant agrees during the Term of this Agreement not to accept work or enter into a contract or accept an obligation in direct conflict with Consultant’s obligations under this Agreement or the scope of Services rendered for Company.  Consultant warrants that to the best of its knowledge, there is no other existing contract or duty on Consultant’s part inconsistent with this Agreement.  Consultant further agrees not to disclose to Company, or bring onto Company’s premises, or induce Company to use any confidential information that belongs to anyone other than Company or Consultant. Breach of this section constitutes a material breach of this Agreement.

4.4 Work Product.  Consultant agrees that any and all Work Product (as defined below) shall be the sole and exclusive property of Company. Consultant agrees to promptly make full written disclosure to Company, will hold in trust for the sole right and benefit of Company, and hereby assigns to Company, or its designee, all right, title, and interest in and to any and all deliverables, technology, inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Consultant may solely or jointly conceive or develop or reduce to practice during the course of performing Services for Company (collectively referred to as the "Work Product").

4.5 Waiver or Assignment of Other Rights.  If Consultant has any rights to the Work Product that cannot be assigned to Company including but not limited to “artist’s rights” or “moral rights”, Consultant unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Company with respect to such rights, and agrees, at Company’s request and expense, to consent to and join in any action to enforce such rights.  If Consultant has any right to the Work Product that cannot be assigned to Company or waived by Consultant, Consultant unconditionally and irrevocably grants to Company during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to make, have made, modify, use, and sell, reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, such rights.

4.6 Assistance.  Consultant agrees to cooperate with Company or its designee(s), both during and after the Term of this Agreement, in the procurement and maintenance of Company's rights in the Work Product and to execute, when requested, any other documents deemed necessary by Company to carry out the purpose of this Agreement.  Consultant will assist Company (including but not limited to executing documents) to obtain, and from time to time enforce, United States and foreign intellectual and proprietary rights relating to the Work Product in any and all countries.  Consultant will execute, verify and deliver assignments of such intellectual or proprietary rights to Company or its designee.  Consultant’s obligation to assist Company set forth hereunder will continue beyond the termination of this Agreement, but Company will compensate Consultant at a reasonable rate after such termination for the time actually spent by Consultant at Company’s request on such assistance.  In the event Company is unable for any reason, after reasonable effort, to secure Consultant’s signature on any document needed in connection with the actions specified above in this Section 4.6, Consultant hereby designates and appoints Company and its duly authorized officers and agents as its agent and attorney-in-fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Consultant.  Consultant hereby waives and quitclaims to Company any and all claims, of any nature whatsoever, which Consultant now or may hereafter have for infringement of any intellectual or proprietary rights assigned hereunder to Company.

4.7 Background Technology.  Company acknowledges that Consultant may use in the course of performing the Services or incorporate in the deliverables inventions, original works of authorship, developments, improvements, and trade secrets that Consultant can prove with written evidence were made by Consultant prior to engagement with Company or licensed by Consultant from a third party (collectively referred to as "Background Technology").  Background Technology belongs to Consultant, and is not assigned by the Consultant hereunder.  If in the course of Services for Company, Consultant incorporates into a deliverable, the Work Product, or any other Company product, process or machine a Background Technology owned by Consultant or in which it has an interest, Company is hereby granted and has a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license including the right to sublicense to make, have made, modify, use, and sell, reproduce, create derivative works of, distribute, publicly perform and publicly display the Background Technology as part of or in connection with such deliverable, Work Product, product, process or machine. However, in no event will Consultant incorporate into the Work Product any software code licensed under the GNU GPL or LGPL or any similar “open source” license.  Consultant represents and warrants that Consultant has an unqualified right to license to Company all Background Technology as provided in this section.

5.Consultant Representations and Warranties.  Consultant hereby represents and warrants that (a) the Work Product will be an original work of Consultant and any third parties involved in the Project will have executed assignment of rights reasonably acceptable to Company; (b) neither the Work Product nor any element thereof will infringe the intellectual or proprietary rights of any third party; (c) the Services and Work Product will comply with laws and regulations, and with Company’s requirements and the description and specifications set forth in the SOW; (d) Consultant will not grant, directly or indirectly, any rights or interest whatsoever in the Work Product to third parties; (e) Consultant has full right and power to enter into and perform this Agreement without the consent of any third party; (f) Consultant will take all necessary precautions to prevent injury to any persons (including employees of Company) or damage to property

(including Company’s property) during the term of this Agreement; and (g) should Company permit Consultant to use any of Company’s equipment, tools, or facilities during the term of this Agreement, Consultant will be responsible for any injury to any person (including death) or damage to property (including Company's property) arising out of use of such equipment, tools or facilities, whether or not such claim is based upon its condition or on the alleged negligence of Company in permitting its use.

6.Indemnification and Limitation of Liability.

6.1 Indemnification.  Consultant will indemnify and hold harmless Company, its officers, directors, employees, sublicensees, customers and agents from any and all claims, losses, liabilities, damages, expenses and costs (including attorneys’ fees and court costs) which result from a breach or alleged breach of any representation or warranty of Consultant (a “Claim”) set forth in Section 5 of this Agreement, or a determination by a court or agency that the Consultant is not an independent contractor.  Company will give Consultant written notice of any such Claim and Consultant has the right to participate in the defense of any such Claim at its expense.  From the date of written notice from Company to Consultant of any such Claim, Company will have the right to withhold from any payments due Consultant under this Agreement the amount of any defense costs, plus additional reasonable amounts as security for Consultant's obligations under this Section 6. Company acknowledges that the foregoing does not require separate professional liability insurance coverage.

6.2 Limitation of Liability.  IN NO EVENT SHALL COMPANY BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL COMPANY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

7.Term; Termination.

7.1 Term. The term of this Agreement (“Term”) is from the Effective Date set forth above, ending as of December 31, 2020, subject to earlier termination by mutual agreement of the parties or as set forth below.

7.2 Termination by Company.  Company may terminate this Agreement for Cause upon five (5) days’ prior written notice to Consultant.  For purposes of this Agreement, “Cause” shall be defined as follows:  (a) Consultant’s death or disability; (b) Consultant’s material breach of this Agreement or any other agreement between Consultant and the Company; (c) Consultant’s acceptance of full-time employment with a third party; or (d) Consultant’s conviction for any crime. Company may also terminate this Agreement for convenience upon thirty (30) days’ prior written notice to Consultant.

7.3 Termination by Consultant.  Consultant may terminate this Agreement at any time upon written notice to the Company.

7.4 Effect of Termination.  During and for a period of two (2) years immediately following termination of this Agreement by either party, Consultant agrees not to directly or indirectly solicit or induce any employee or independent contractor to terminate or breach an employment, contractual or other relationship with Company.  Upon termination of the Agreement or earlier as requested by Company, Consultant will deliver to Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Work Product, Third Party Information or Confidential Information of Company.  Consultant further agrees that any property situated on Company's premises and owned by Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. All of Consultant’s then-outstanding unvested equity awards shall cease vesting on the termination date of this Agreement.

8.General Provisions.

8.1 Governing Law.  This Agreement will be governed and construed in accordance with the laws of the State of California, USA, as applied to transactions taking place wholly within California between California residents.  The parties hereby expressly consent to the personal jurisdiction of the state and federal courts located in Santa Clara County, California, USA for any lawsuit arising from or related to this Agreement that is permitted under this Agreement.

8.2 No Publicity.  Consultant may not, without Customer’s written consent, disclose to any third party that Company is a customer of Consultant, or use Customer’s trade name, trademark, or logo.

8.3 Injunctive Relief.  Consultant agrees that it would be impossible or inadequate to measure and calculate Company's damages from any breach of the covenants set forth in Section 4.  Accordingly, Consultant agrees that if Consultant breaches Section 4, Company will have available, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction an injunction restraining such breach or threatened breach and specific performance of any such provision.  Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuances of such injunction and to the ordering of such specific performance.

8.4 Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, such provision will be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement will remain in full force and effect.

8.5 No Assignment.  This Agreement may not be assigned by Consultant without Company’s written consent, and any such attempted assignment will be void and of no effect.

8.6 Notices.  All notices, demands or consents required or permitted under this Agreement will be in writing.  Notice will be considered delivered and effective when (a) personally delivered; (b) two days following transmission if sent by facsimile with confirmation of receipt; (c) one (1) day after posting when sent by reputable private overnight carrier (e.g.,  DHL, Federal Express, etc.); or (d) five (5) days after posting when sent by certified United States mail.  Notice will be sent to the parties at the addresses set forth on the first page of this Agreement or at such other address as will be given by either party to the other in writing. Notice to Company will also be emailed to Legal at legal@quotient.com.

8.7 Survival.  The following provisions will survive termination of this Agreement: Sections 4, 6, 7.3, and 8.

8.8 Export.  Consultant agrees not to export, directly or indirectly, any U.S. source technical data acquired from Company or any products utilizing such data to countries outside the United States, which export may be in violation of the United States export laws or regulations.

8.9 Waiver.  No waiver by Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach.  No waiver by Company of any right under this Agreement will be construed as a waiver of any other right.  Company will not be required to give notice to enforce strict adherence to all terms of this Agreement.

8.10 Defend Trade Secrets Act of 2016.  Pursuant to the Defend Trade Secrets Act of 2016, Consultant is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

8.11 Entire Agreement.  This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between the parties.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by both parties.  The terms of this Agreement will govern all SOWs and Services undertaken by Consultant for Company.  In the event of any conflict between this Agreement and a SOW, the SOW will control, but only with respect to the Services set forth herein.

In Witness Whereof, the parties have caused this Consulting Agreement to be executed by their duly authorized representative.

QUOTIENT TECHNOLOGY INC.

By:	/s/ Jillian Slagter

Jillian Slagter
(Printed Name)

Title:	Chief HR Officer

MIR AAMIR

/s/ Mir Aamir
(Signature)

Statement of Work

Effective as of the Effective Date

This Statement of Work is governed by the terms of the Consulting Agreement in effect between Quotient Technology Inc. (“Company”) and Mir Aamir (“Consultant”).  In the event that any item in this Statement of Work is inconsistent with that Agreement, the terms of this Statement of Work will govern.

1.Services.  Consultant shall advise the Company in any area of his expertise (the “Services”), as requested by the Company’s the Board of Directors or CEO.  Consultant shall perform no more than eight (8) hours of Services per week.  Consultant understands and agrees that he may not communicate on behalf of, referencing, or representing Client, in any manner with any customer, partner or prospect of Client without prior written approval by Client’s CEO.

2.Cash Compensation.  Consultant shall not be entitled to any cash compensation for the Services.

3.Equity Compensation.

A.The equity awards set forth in Schedule 1 hereto (the “Equity Awards”), which were granted to Consultant while Consultant served as an employee for the Company, shall continue to vest during the Term, and shall continue to be governed in all respects by the terms of the governing plan documents, grant notices and equity agreements.  Any remaining equity awards granted to Consultant while an employee (i) are hereby amended to provide that vesting will cease and (ii) any unvested portion of such awards will be forfeited, in each case as of Consultant’s last day of employment with the Company.  The terms of such remaining equity awards will otherwise remain unchanged.

B.If, during the Term, Client consummates a Change of Control (as defined below), then Client will accelerate the vesting of the Equity Awards such that Consultant will be deemed vested and in the case of stock options and stock appreciation rights, will be deemed exercisable in those shares that would have vested and become exercisable had he remained in continuous service through December 31, 2020.

C.If Client terminates Consultant’s services with the Company for convenience pursuant to Section 7.2 of the Consulting Agreement prior to December 31, 2020, (i) any unvested portion of the Equity Awards shall remain outstanding through December 31, 2020 or the occurrence of a Change of Control (whichever is earlier) so that any acceleration benefits can be provided for if a Change of Control occurs before such date, and (ii) if subsequent to such termination, a Change of Control occurs prior to December 31, 2020, then Client will accelerate the vesting of the Equity Awards such that Consultant will be deemed vested and in the case of stock options and stock appreciation rights, will be deemed exercisable in those shares that would have vested and become exercisable had he remained in continuous service through December 31, 2020.  If no Change of Control occurs prior to December 31, 2020, any unvested portion of the Equity Awards automatically will be forfeited without having vested.  If Client terminates the Consulting Agreement for Cause, or Consultant terminates the Consulting Agreement for any reason, then the Equity Awards will terminate as of the last day of the Term and will not be subject to any acceleration in the event of a subsequent Change of Control.

D.Definition of Change of Control.  For purposes of this Statement of Work, “Change of Control” means the occurrence of any of the following events:

(1)any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Client representing 50% or more of the total voting power represented by Client’s then outstanding voting securities; or

(2)the consummation of the sale or disposition by Client of all or substantially all of Client’s assets; or

(3)the consummation of a merger or consolidation of Client with any other corporation, other than a merger or consolidation which would result in the voting securities of Client outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of Client or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Notwithstanding the foregoing, a transaction will not be a Change of Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

4.Term.  This Statement of Work shall terminate upon the termination of the Consulting Agreement.

In Witness Whereof, the parties have caused this Statement of Work Agreement to be executed by their duly authorized representative.

QUOTIENT TECHNOLOGY INC.

By:	/s/ Jillian Slagter

Jillian Slagter
(Printed Name)

Title:	Chief HR Officer

MIR AAMIR
/s/ Mir Aamir
(Signature)

Schedule 1

Equity Awards

Award Number	Grant Date	Granted Shares

Options
00000599	2/17/2016	35,250
00001006	2/17/2016	364,750
00003288	2/14/2017	200,000
00003991	3/1/2018	347,000
00004526	3/1/2019	399,372

RSUs
R0001795	2/17/2016	31,250
R0001796	8/5/2016	125,000
R0003298	2/14/2017	75,000
00003978	3/1/2018	254,000
00004512	3/1/2019	200,803

STATEMENT OF WORK

EFFECTIVE AS OF THE EFFECTIVE DATE

This Statement of Work is governed by the terms of the Consulting Agreement in effect between Quotient TECHNOLOGY INC. (‘‘Company’’) and MIR Aamir (‘‘Consultant’’). In the event that any item in this Statement of work is inconsistent with that Agreement, the terms of this Statement of Work will govern.

1.Services.     Consultant shall advise the Company in any area of his expertise (the ‘‘Services’’), as requested by the Company's the Board of Directors or CEO. Consultant shall perform no more than eight (8) hours of Services per week. Consultant understands and agrees that he may not communicate on behalf of, referencing, or representing Client, in any manner with any customer, partner or prospect of Client without prior written approval by Client’s CEO.

2.Cash Compensation.     Consultant shall not be entitled to any cash compensation for the Services.

5. 3.Equity Compensation.

A.The equity awards set forth in Schedule l hereto (the ‘‘Equity Awards’’), which were granted to Consultant while Consultant served as an employee for the Company, shall continue to vest during the Term, and shall continue to be governed in all respect the terms of the governing plan documents, grant notices and equity agreements. Any remaining equity awards granted to Consultant while an employee (i) are hereby amended to provide that vesting will cease and (ii) any unvested portion of such awards will be forfeited, in each case as of Consultant's last day of employment with the Company. The terms of such remaining equity awards will otherwise remain unchanged.

B.If. during the Term. Client consummates a Change of Control (as defined below), then Client will accelerate the vesting of the Equity Awards such that Consultant will be deemed vested and in the case of stock options and stock appreciation rights, will be deemed exercisable in those shares that would have vested and become exercisable had he remained in continuous service through December 31, 2020.

C.If Client terminates Consultant’s services with the Company for convenience pursuant to Section 7.2 of the Consulting Agreement prior to December 31, 2020, (i) any unvested portion of the Equity Awards shall remain  outstanding  through  December  31, 2020 or the occurrence of a Change of Control (whichever is earlier) so that any  acceleration benefits can be provided for if a Change of Control  occurs before  such date, and (ii) if subsequent to such termination, a Change of Control occurs prior to December 31, 2020, then Client will accelerate the vesting of the Equity Awards such that Consultant will be deemed vested and in the case of stock options and stock appreciation rights, will be deemed exercisable in those shares that would have vested and become exercisable had he remained in continuous service through December 31, 2020. If no Change of Control occurs prior to December 31, 2020, any unvested portion of the Equity Awards automatically will be forfeited without having vested. If Client terminates the Consulting Agreement for Cause, or Consultant terminates the Consulting Agreement for any reason, then the Equity Awards will terminate as of the last day of the Term and will not be subject to any acceleration in the event of a subsequent Change of Control.

D.Definition of Change of Control. For purposes of this Statement of Work. ‘‘Change of Control” means the occurrence of any of the following events:

(1)any ‘‘person’’ (as such term is used in Sections l3(d) and l4(d) of the Securities Exchange Act of l934, as amended) becomes the ‘‘beneficial owner’’ (as defined in Rule l3d-3 under said Act), directly or indirectly, of securities of Client representing 50% or more of the total voting power represented by Client' s then outstanding voting securities; or

(2)the consummation of the sale or disposition by Client of all or substantially all of Client's assets; or

(3)the consummation of a merger or consolidation of Client with any other corporation, other than a merger or consolidation which would result in the voting securities of Client outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or  its  parent) at  least 50% of the total voting power represented by the voting securities of Client or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Notwithstanding the foregoing, a transaction will not be a Change of Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

4.Term.     This Statement of Work shall terminate upon the termination of the Consulting Agreement.

SCHEDULE l

Equity Awards

Award Number	Grant Date	Granted Shares

Options
00000599	2/17/2016	35,250
00001006	2/17/2016	364,750
00003288	2/14/2017	200,000
00003991	3/1/2018	347,000
00004526	3/1/2019	399,372

RSUs
R0001795	2/17/2016	31,250
R0001796	8/5/2016	125,000
R0003298	2/14/2017	75,000
00003978	3/1/2018	254,000
00004512	3/1/2019	200,803

A.IN WITNESS WHEREOF, the parties have caused this Statement of Work Agreement to be executed by their duly authorized representative.

QUOTIENT TECHNOLOGY INC.

BY:	/s/ Jillian Slagter

Jillian Slagter

(Printed Name)

Title:	Chief HR Officer

MIR AAMIR

Mir Aamir

(Signature)